UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2011

Allegiant Travel Company

(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

8360 S. Durango Drive
Las Vegas, NV	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:              (702) 851-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1    Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On March 17, 2011, Clark County, Nevada signed an Airline – Airport Use and Lease Agreement (the “Airport Agreement”) with Allegiant Air, LLC, a wholly-owned subsidiary of Allegiant Travel Company (the “Company”) governing the terms of use of the McCarren International Airport in Las Vegas, Nevada, by the Company effective as of July 1, 2010. Under the Airport Agreement, the Company pays fees for preferential use of certain space, fees for use of common areas, gate use fees, landing fees, parking fees, passenger facility charges and other fees and charges. The Airport Agreement has a five-year term expiring in June 2015 and is subject to a two-year renewal option exercisable by Clark County. The Airport Agreement supersedes the Airport Operating Permit between the Company and Clark County Department of Aviation dated April 14, 2003, as previously extended.

Item 1.02  Termination of a Material Definitive Agreement.

In connection with the agreement described in Item 1.01, the Airport Operating Permit between the Company and Clark County Department of Aviation dated April 14, 2003 has been terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGIANT TRAVEL COMPANY

Date: March 22, 2011	By:	/s/ Scott Sheldon
Name: Scott Sheldon Title: Chief Financial Officer